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                                                                    EXHIBIT 10.8


                          KEYSTONE INTERNATIONAL, INC.

                      VOLUNTARY DEFERRED COMPENSATION PLAN


1.       Purpose

The purpose of this Deferred Compensation Plan (the "Plan") is to provide selected senior executive employees of Keystone International, Inc. ("KII") and its Subsidiaries and Affiliates (hereinafter collectively referred to as the "Company") an opportunity to defer compensation received by them from the Company in accordance with the terms and conditions set forth herein.

2.       Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of KII (the "Committee") which shall consist of at least three members who are not employees of the Company. The Committee shall have sole and complete authority to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable.

3.       Eligibility

The Committee shall select those senior executive employees who shall be eligible to participate in the Plan. Such persons shall be referred to as the "Participant" or "Participants" as the case may be.

4.       Election to Defer

         (a) Participant may elect in writing to defer receipt of a specified portion of his or her compensation (including up to fifty percent (50%) of annual base salary and up to one hundred percent (100%) of annual and long-term incentive compensation). Amounts deferred under this Paragraph 4(a) shall be referred to as the "Deferred Amounts." Once an election to defer is received by the Committee from a Participant, it cannot be revoked.

         (b) The election must be made prior to the beginning of the fiscal year (or period) to which the compensation applies. A Participant must make a separate election with respect to each year of participation in the Plan. A new Participant in the Plan shall have 15 days following his or her selection by the Committee to make an election with respect to compensation to be earned for the balance of the year.

5.       Establishment of Deferred Compensation Account

At the time of the Participant's initial election to defer pursuant to Paragraph 4, the Company shall establish a memorandum account (a "Deferred Compensation Account") for such Participant on its books. The Deferred Amount shall be credited to the Participant's Deferred Compensation



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Account as of the last day of the calendar quarter during which the election applies (or, in the case of incentive payments as of the date on which such amounts otherwise would be payable).

6.       Additions to Deferred Amounts

The Committee shall credit the balance in the Participant's Deferred Compensation Account as of the last day of each calendar quarter with an interest factor equivalent to (the prime rate of interest as reported by The Wall Street Journal, the U.S. Treasury Bill rate, long-term government bond rate or KII's short-term borrowing rate, at the Committee's discretion) as of such date. The crediting of an interest factor shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment with the Company, or has died.

7.       Payment of Deferred Amounts

         (a) Except as otherwise provided in subparagraph (c) or (d) below, a Participant's Deferred Compensation Amount shall be paid, or commence to be paid, to the Participant, or the Participant's beneficiary as specified by the Participant in connection with the Company's life insurance program, as soon as practicable after the earliest to occur of the following:

                  (i)      the Participant's death,
                  (ii) the Participant's termination of employment with the Company, or
                  (iii) the date specified in the election made by the Participant.

                  In the event of the Participant's death, payment of the balance in the Participant's Deferred Compensation Account shall be made to the Participant's designated beneficiary, or if none, to the Participant's estate.

         (b) The Participant may elect to receive payment of the balance in his or her Deferred Compensation Account either (i) in a lump sum or (ii) in such number of annual installments, not to exceed fifteen, as the Participant shall elect. The election must be made at least two (2) years before the Deferred Amount is payable. If no election is made, a lump sum payment will be made.

         (c) A Participant shall receive the balance in the Deferred Compensation Account upon the occurrence of a Change in Control of the Company. The term "Change in Control" shall have the same meaning as set forth in the KII 1985 Incentive Stock Plan, as amended, except that the term shall not apply to a transaction to which a majority of the members of the Board of Directors of KII has consented.

         (d) Anything contained in this Paragraph to the contrary notwithstanding, in the event a Participant incurs a severe financial hardship or if a Participant becomes disabled, the Committee, in its sole discretion and upon written application of such Participant, may direct immediate payment of all or a portion of such Participant's Deferred Compensation Account; provided that, in the case of a hardship, such


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                  payment shall in no event exceed the amount necessary to
                  alleviate such financial hardship.

8.       Participant Reports

The Committee shall provide a statement to the Participant at least annually concerning the status of his or her Deferred Compensation Account.

9.       Transferability of Interests

During the deferral period, all Deferred Amounts shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of the Company's creditors.

The rights and interests of a Participant during the Deferral Period shall be those of a general creditor except that such Participant's rights and interests may not be anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only by will or the laws of descent and distribution.

10.      Amendment, Suspension and Termination

KII, acting through its Board of Directors, may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in the best interests of the Company. No amendment, suspension and termination shall alter or impair any then Deferred Amounts without the consent of the Participant affected thereby.

11.      Definitions

         (a) The term "Subsidiary" shall mean any corporation fifty percent (50%) or more of the voting stock of which shall at the time be owned directly or indirectly by KII.

         (b) The term "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which KII possesses a direct or indirect ownership interest.

12.      ERISA Claims Procedure

Within ninety (90) days after a Participant retires or otherwise terminates service with the Company, the Committee shall give notice in writing to the Participant (or beneficiary), stating that the amount of the Plan benefit (if any) to which the person is entitled. If such person disagrees with the Committee's determination, such person shall file with the Committee, in writing and sent by the registered or certified mail, a claim for Plan benefits. If no claim is received by the Committee within sixty (60) days after such person receives notification of his entitlement (if any) to a Plan benefit from the Committee, no such claim shall be permitted and the Committee's determination shall be final. In the event such a claim is filed, the Committee shall exercise its best efforts to act upon such claim within sixty (60) days after its receipt. If such claim is denied, in whole or in part, the Committee shall give notice in writing, by mail, of such




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denial to the claimant, setting forth (i) the specific reasons for such denial;
(ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) advice to the effect that the claimant may request a full review of such claim by filing with the Committee, within sixty (60) days after receipt by the claimant of the Committee's initial denial of the claim, a request for such review. In the event such request is submitted, the Committee shall review the claim within sixty
(60) days and the claimant shall be given written notice of the result of such review. Such notice shall include specific reasons for the decision.

13.       ERISA Status

The Plan is intended to qualify for the exemptions under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

14.      Unfunded Obligation

The Company may, but is not obliged to, establish a grantor trust which shall qualify as a "rabbi trust" for the purpose of holding assets to provide benefits under the terms of the Plan.

15.      Indemnification

The Company shall indemnify the members of the Committee against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for fraud, deliberate dishonesty or willful misconduct in the performance of his duties; provided that within sixty (60) days after the institution of any such action, suit or proceeding Committee member has offered in writing to allow the Company, at its own expense, to handle and defend any such action, suit or proceeding.

16.      No Right to Employment or Other Benefits

Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company. Any compensation deferred and any benefits paid under this Plan shall not be included in creditable compensation in computing benefits under any employee benefit plan of the Company except to the extent expressly provided for therein.




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17.      Applicable Law

The terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by ERISA or other federal law.

18.      Successors

The Plan shall be binding upon KII and its successors and assigns, in accordance with its terms.

19.      Setoffs

To the fullest extent permitted by law, any amounts owed by a Participant or beneficiary to the Company may be deducted by the Company from the value of such Participant's Deferred Compensation Account at the time and to the extent that such account is otherwise payable hereunder.

20.      Effective Date

The Plan shall be effective immediately upon approval by the Board of Directors of KII. Thereupon, eligible Participants shall be permitted to make an election under Paragraph 4, above, within 15 days with respect to compensation to be earned during the balance of the fiscal year.


                                      KEYSTONE INTERNATIONAL, INC.




                                      By:      ___________________________
                                               James M. Sweet





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